Exhibit 99.1

Vaccinex, Inc. Announces Reverse Stock Split

ROCHESTER, N.Y., September 22, 2023 – Vaccinex, Inc., (NASDAQ: VCNX), a clinical-stage biotechnology company pioneering a differentiated approach to treating neurodegenerative disease and cancer through the inhibition of SEMA4D, today announced that it will effect a 1-for-15 reverse stock split of its issued common stock, effective at 5:00 p.m. Eastern Time on Monday, September 25, 2023. Beginning Tuesday, September 26, 2023, the Company’s common stock will trade on a split-adjusted basis.

At the Company’s Special Meeting of Stockholders held on September 8, 2023, the Company’s stockholders approved a proposal to authorize a reverse stock split of the Company’s common stock, at a ratio of 1-for-8, 1-for-10, 1-for-12, 1-for-14, or 1-for-15, as determined by the Company’s Board of Directors. The Board of Directors approved a 1-for-15 reverse split ratio, and on Friday, September 22, 2023, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect the reverse stock split effective as of 5:00 p.m. Eastern Time on Monday, September 25, 2023 (the “Effective Time”).

The Company’s Board of Directors implemented the reverse stock split with the objective of regaining compliance with the $1.00 minimum bid price requirement of The Nasdaq Capital Market. The Company has until October 9, 2023 to comply with this requirement. To evidence compliance with this requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days by October 9, 2023.

The Company’s shares of common stock will continue to trade on The Nasdaq Capital Market under the symbol “VCNX.” The new CUSIP number for the Company’s common stock post-reverse stock split is 918640202.

As a result of the reverse stock split, every fifteen shares of the Company’s common stock will automatically be combined into one share of common stock. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company’s equity, except to the extent that the reverse stock split results in any of our stockholders receiving whole shares in lieu of fractional shares, as discussed below. Any fraction of a share of common stock that would be created as a result of the reverse stock split will be rounded up to the next whole share. There will not be a reduction in the total number of authorized shares of common stock.

As of the effective date of the reverse stock split, the number of shares of common stock available for issuance under the Company’s equity incentive plans and issuable pursuant to equity awards immediately prior to the reverse stock split will be proportionately adjusted by the reverse stock split. The exercise prices of the Company’s outstanding options will be adjusted in accordance with their respective terms.

The combination of, and reduction in, the number of issued shares of common stock as a result of the reverse stock split will occur automatically at the Effective Time without any additional action on the part of our stockholders. The Company’s transfer agent, Computershare, Inc., is acting as the exchange agent for the reverse stock split and will send stockholders a transaction statement indicating the number of shares of common stock stockholders hold after the reverse stock split. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes, and will not be required to take any action in connection with the reverse stock split. Additional information regarding the reverse stock split is available on the Form 8-K filed today, as well as in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 14, 2023, a copy of which is available at www.sec.gov and on the Company’s website.

About Vaccinex Inc.

Vaccinex, Inc. is pioneering a differentiated approach to treating slowly progressive neurodegenerative diseases and cancer through the inhibition of semaphorin 4D (SEMA4D). The Company’s lead drug candidate, pepinemab, blocks SEMA4D, a potent biological effector that it believes triggers damaging inflammation in chronic diseases of the brain and prevents immune infiltration into tumors. In neurodegenerative diseases, pepinemab is being studied as a monotherapy in the Phase 1/2a SIGNAL-AD study in Alzheimer’s Disease, with ongoing exploration of potential Phase 3 development in Huntington’s disease. In oncology, pepinemab is being evaluated in combination with KEYTRUDA® in the Phase 1b/2 KEYNOTE-B84 study in recurrent or metastatic head and neck cancer (HNSCC) and in combination with BAVENCIO® in a Phase 1b/2 study in patients with metastatic pancreatic adenocarcinoma (PDAC). The oncology clinical program also includes several investigator-sponsored studies in solid tumors including breast cancer and melanoma.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Vaccinex, Inc. (“Vaccinex,” “we,” “us,” or “our”), they are forward-looking statements reflecting management’s current beliefs and expectations. Such statements include, but are not limited to, statements about our plans, expectations and objectives with respect to the results and timing of the reverse stock split, the effect the reverse stock split will have on the Company’s ability to regain compliance with the Nasdaq Listing standards, and other statements identified by words such as “will,” “objective,” and similar expressions or their negatives (as well as other words and expressions referencing future events, conditions, or circumstances). Forward-looking statements involve substantial risks and uncertainties that could cause the outcome of our research and pre-clinical development programs, clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties inherent in the execution, cost and completion of preclinical studies and clinical trials, that interim and preliminary data may not be predictive of final results and does not ensure success in later clinical trials, uncertainties related to regulatory approval, risks related to our dependence on our lead product candidate pepinemab, the impact of the COVID-19 pandemic, the possible delisting of our common stock from NASDAQ if we are unable to regain compliance with the NASDAQ listing standards, and other matters that could affect our development plans or the commercial potential of our product candidates. Except as required by law, we assume no obligation to update these forward-looking statements. For a further discussion of these and other factors that could cause future results to differ materially from any forward-looking statement, see the section titled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”) and the other risks and uncertainties described in the Company’s annual year-end Form 10-K and subsequent filings with the SEC.

Investor Contact

John Mullaly

LifeSci Advisors, LLC

617-429-3548

jmullaly@lifesciadvisors.com